John Deere Owner Trust 2003	Exhibit 99.2
Statement to Noteholders

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	15-Oct-03

(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:	$23,759,814.39
per $1,000 original principal amount:	$120.61
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Total:	$23,759,814.39

(2) Interest on the Notes:

(a) A-1 Notes:	$143,096.48
per $1,000 original principal amount:	$0.73
(b) A-2 Notes:	$204,141.67
per $1,000 original principal amount:	$1.09
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$25,376.25
per $1,000 original principal amount:	$1.68
(f) Total:	$976,897.74

(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$135,052,463.28
(ii) A-1 Note Pool Factor:	0.6855455
(b) (i) outstanding principal amount of A-2 Notes:	$187,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$15,150,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance:	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$695,749,133.28

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$687,013,352.44

(6) Amount of Servicing Fee:	$592,251.36
per $1,000 original principal amount:	0.78164704

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$0.00

(11) Amount of Payments that are more than 60 days past due:	$623,388.00